CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Townsquare Media, Inc. for the quarterly period ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven Price, as Chief Executive Officer of Townsquare Media, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Townsquare Media, Inc.

Date: August 7, 2014	/s/ Steven Price
Name: Steven Price
Title: Chief Executive Officer

In connection with the Quarterly Report on Form 10-Q of Townsquare Media, Inc. for the quarterly period ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Stuart Rosenstein, as Chief Financial Officer of Townsquare Media, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Townsquare Media, Inc.

Date: August 7, 2014	/s/ Stuart Rosenstein
Name: Stuart Rosenstein
Title: Chief Financial Officer